SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

CBOT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32650	36-4468986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd.

Chicago, Illinois 60604

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (312) 435-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, the Registrant entered into a Release and Settlement Agreement (the “Agreement”) with Kevin J.P. O’Hara, the Registrant’s former Chief Administrative Officer and Chief Strategy Officer, in connection with Mr. O’Hara’s resignation. As required by the terms of his employment agreement, Mr. O’Hara will be paid his annual base salary through June 22, 2007, the effective date of his resignation (the “Effective Date”), plus a lump sum payment of $1.8 million. In addition, in the event Mr. O’Hara elects to continue health insurance under COBRA, the Registrant will pay the COBRA premiums for a period of 18 months from the Effective Date. Also as required by the terms of his employment agreement, 7,500 shares of restricted Class A common stock and options to purchase 2,500 shares of Class A common stock that were to vest in 2008 and 2009 became vested as of the Effective Date, and all other grants were forfeited. The Registrant will reimburse Mr. O’Hara for up to $50,000 in legal fees incurred in connection with the Agreement. The Registrant will also continue to be obligated to comply with the indemnification provisions under Mr. O’Hara’s employment agreement, including any make whole obligations in the event that payments to Mr. O’Hara are deemed to constitute parachute payments for tax purposes.

A copy of the Agreement and a press release announcing Mr. O’Hara’s agreement are filed as Exhibits 10.1 and 99.1, respectively, to this Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Release and Settlement Agreement, dated as of June 22, 2007, between Kevin J.P. O’Hara and CBOT Holdings, Inc.

99.1	Press Release, dated June 22, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBOT HOLDINGS, INC.

Date: June 28, 2007	By:	/s/ Bernard W. Dan
	Name:	Bernard W. Dan
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title

10.1	Release and Settlement Agreement, dated as of June 22, 2007, between Kevin J.P. O’Hara and CBOT Holdings, Inc.

99.1	Press Release, dated June 22, 2007